UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 7, 2005

PILGRIM'S PRIDE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-9273	75-1285071
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

4845 US Hwy. 271 N.
Pittsburg, Texas	75686-0093
(Address of Principal Executive Offices)	(ZIP Code)

Registrant's telephone number, including area code: (903) 434-1000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 2.02.   Results of Operations and Financial Condition.

The information in this Item 2.02 and the Exhibit attached hereto shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

On November 7, 2005, Pilgrim’s Pride Corporation issued a press release reporting net income of $74.7 million, or $1.12 per share, for the fourth fiscal quarter ended October 1, 2005 compared to net income of $75.3 million, or $1.13 per share for the fourth fiscal quarter of 2004. Included in the fiscal 2004 fourth quarter earnings is a non-recurring recovery of $23.8 million, or $14.8 million net of tax, or $0.22 per share, attributable to recoveries under a business interruption insurance policy related to the October 2002 recall of certain deli meats by the Company. Also included in the fourth fiscal quarter of 2004’s results were turkey restructuring and related charges in the amount of $8.2 million, or $5.1 million net of tax, or $0.08 per share. The Company also reported net sales for the fourth quarter of 2005 of $1.483 billion, a slight decrease when compared with net sales of $1.486 billion for the same period last year.

For fiscal 2005, which ended October 1, 2005, the Company reported net income of $265.0 million, or $3.98 per share, as compared to fiscal 2004 net income of $128.3 million or $2.05 per share. The Company reported record net sales for fiscal 2005 of $5.666 billion, an increase of $302.6 million when compared with $5.364 billion for fiscal 2004. Included in the net income for fiscal 2005 was a non-recurring gain of $11.7 million, or $7.5 million net of tax, or $0.11 per share, associated with a litigation settlement, and recoveries on prior year’s turkey restructuring charges of $5.2 million, or $3.3 million net of tax, or $0.05 per share. Included in the fiscal 2004 earnings are non-recurring recoveries of $24.8 million, or $15.4 million net of tax, or $0.25 per share, attributable to recoveries under a business interruption insurance policy related to the October 2002 recall of certain deli meats by the Company and proceeds from settlements of vitamin and methionine antitrust lawsuits. Also included in fiscal 2004 results, were turkey restructuring and related charges in the amount of $72.1 million, or $44.3 million net of tax, or $0.71 per share.

The press release is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit
Number   Description

99.1 Press Release dated November 7, 2005.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PILGRIM'S PRIDE CORPORATION

Date: November 7, 2005               By: /s/ Richard A Cogdill
      Richard A. Cogdill
         Executive Vice President,
                           Chief Financial Officer,
                                                                                             Secretary and Treasurer

Exhibit Index
Exhibit
Number   Description
99.1   Press Release dated November 7, 2005.